Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-225974, No. 333-193057, No. 333-172822, No. 333-176737, No. 333-111142 and No. 333-14957) on Form S-8 of NCI Building Systems, Inc. and subsidiaries of our report dated June 29, 2018, relating to the 2017 financial statements of NCI 401(k) Profit Sharing Plan, which appears in this annual report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
June 26, 2019